Exhibit 10.27

FIRST AMENDMENT

TO MASTER REPURCHASE AGREEMENT

Dated as of December 21, 2011

Wells Fargo Securities, LLC (“Party A”) and KBS SOR CMBS Owner, LLC (“Party B”) have previously entered into that certain Master Repurchase Agreement, dated as of December 12, 2011 (the “Agreement”), which Agreement includes all the Confirmations exchanged between the parties confirming the Transactions thereunder.

NOW THEREFORE, in consideration of the mutual covenants and promises of Party A and Party B, in accordance to the terms and conditions set forth in the Agreement, the parties hereto agree as follows:

1.	Section 2 of Annex I to the Master Repurchase Agreement is hereby amended by adding the following:

“(l) The Margin Maintenance provisions of Paragraph 4 shall operate only where the Margin Deficit or the Margin Excess exceeds USD 250,000.”

2.

Ratification of Agreement. This Amendment shall be an amendment to the Agreement, and the Schedule, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect.

3.	Representations. Each party represents to the other party as follows:

(a)	it has the power to, and has taken all action necessary for it to, execute and deliver this Amendment;

(b)

its execution and delivery of this Amendment do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)

all governmental and other consents that are required to have been obtained by it with respect to its execution and delivery of this Amendment have been obtained and are in full force and effect and all conditions of all such consents have been complied with;

(d)

this Amendment is a legal, valid and binding agreement, enforceable against it in accordance with the terms of this Amendment (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally);

(e)	as expressly amended hereby, the Agreement is in full force and effect; and

(f)

the person who is authorized to execute and deliver on its behalf this Amendment is identified in the certificate being delivered by it with this Amendment (which also sets forth the title and specimen signature of that person), and the authority of each such person is set forth in the certified resolutions or other authorizing corporate action being delivered herewith (which evidence the truth and accuracy of the representation as set forth in clause (a) of this provision).

4.	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

5.

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

6.

Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original and which together shall constitute a single agreement.

7.	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, each of the parties have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

KBS SOR CMBS OWNER, LLC

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

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